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EXHIBIT 5.1

               [Letterhead of William J. George - Jostens, Inc.]

                                October 10, 2000

Jostens, Inc.
5501 Norman Center Drive
Minneapolis, Minnesota  55437

Re:  Jostens, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

     I am the Vice President, General Counsel and Corporate Secretary of Jostens, Inc., a Minnesota corporation (the "Company"), and I am rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement is being filed in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $225,000,000 principal amount of the Company's 12 3/4 % Senior Subordinated Notes due 2010 (the "Notes") to be offered in exchange for the Company's outstanding $225,000,000 principal amount of the Company's 12 3/4 % Senior Subordinated Notes due 2010. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     I have examined the Registration Statement, the Indenture between the Company and the Bank of New York, as Trustee, pursuant to which the Notes are to be issued (the "Indenture"), the form of the Notes to be issued and such other documents and such questions of law as I have deemed necessary to render the opinion expressed below.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents. I have also assumed, with respect to all persons and entities other than the Company, the power (corporate or otherwise) of such persons or entities to enter into and perform all of their obligations under the Indenture, the due authorization by all requisite action (corporate or otherwise) on the part of such persons or entities, the due execution and delivery by such persons or entities of such document and the validity and binding effect thereof. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon oral or written statements, certificates and representations of officers and other representatives of the Company and others.
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Jostens, Inc
Page 2

     Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that when the Notes are executed and authenticated in accordance with the terms of the Indenture and delivered in the manner and for the consideration described in the Registration Statement, the Notes will be binding and enforceable obligations of the Company.

     The opinion expressed above is subject to the following qualifications:

          A. The binding nature and enforceability of the Notes may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws affecting the enforcement of creditors' rights generally and (ii) equitable principles of general application and judicial discretion that may limit or affect the availability or grant of certain equitable remedies in certain instances. In addition, the binding nature and enforceability of certain of the remedial, waiver and other provisions of the Notes, or of the Indenture, may be restricted by applicable state law, but such restrictions will not, in my opinion, render the Notes invalid as a whole or substantially interfere with the realization of the principal legal benefits purported to be provided by the Notes or by the Indenture (except to the extent of any procedural delay that may result therefrom). Further, the binding nature and enforceability of the indemnification provisions of the Indenture may be limited by public policies embodied in or reflected by various state and federal securities laws.

          B. The opinion expressed herein is limited to the laws of the United States of America and the laws of the State of Minnesota, and I assume no responsibility as to the applicability or the effect of any other laws. I have assumed that the laws of the State of New York, which purport to govern the Notes and the Indenture, are the same as the laws of the State of Minnesota with respect to the binding nature and enforceability of the Notes.

     I consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the heading "Legal Matters." My consent, however, is not an admission that I come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              William J. George


                              By: /s/ William J. George
                                  ----------------------
                                  William J. George
                                  Vice President, General Counsel and
                                  Corporate Secretary